Exhibit 10.21

INDEPENDENT DIRECTOR STOCKHOLDER’S AGREEMENT

This Independent Director Stockholder’s Agreement (this “Agreement”) is entered into as of                      , 2006 (the “Effective Date”) between Capmark Financial Group Inc., a Nevada corporation (the “Company”), and the undersigned person (the “Independent Director Stockholder”) (the Company and the Independent Director Stockholder being hereinafter collectively referred to as the “Parties”). All capitalized terms not immediately defined are hereinafter defined in Section 7(b) of this Agreement.

WHEREAS, the Company has entered into that certain Stock Purchase Agreement, dated as of August 2, 2005, by and among General Motors Acceptance Corporation, a Delaware corporation (“GMAC”), GMAC Mortgage Group, Inc., a Michigan corporation, the Company and GMACCH Investor LLC, a Delaware limited liability company (the “Investor LLC”) (which is owned by affiliates of each of Kohlberg Kravis Roberts & Co. L.P. (“KKR”), Five Mile Capital Partners LLC (“FMCP”), Dune Capital Management L.P. (“Dune”), and The Goldman Sachs Group, Inc. (“GSCP” and, collectively with KKR, FMCP, and Dune, the “Investors”)), pursuant to which the Investor LLC acquired approximately 78% of the outstanding common stock, par value $0.001 per share of the Company (the “Common Stock”);

WHEREAS, the Independent Director Stockholder has been selected by the Company to purchase shares of Common Stock and may be granted, from time to time, option(s) to purchase shares of Common Stock (each, an “Option”) pursuant to the terms set forth below and the terms of the 2006 Equity Plan for Key Employees of Capmark Financial Group Inc. and Its Affiliates (the “Option Plan”) and, if an option is granted to the Independent Stockholder, a Stock Option Agreement between the Company and the Independent Director Stockholder (the “Stock Option Agreement”);

WHEREAS, in connection with the Independent Director Stockholder’s subscription for Common Stock, the Independent Director Stockholder will be required to execute and deliver an Independent Director Sale Participation Agreement, dated as of the date hereof, between the Independent Director Stockholder and Investor LLC (the “Sale Participation Agreement”) and, if an Option is granted to the Independent Stockholder, the Stock Option Agreement, a Form W-9, and other documents and instruments deemed necessary or desirable by the Company to effect the transactions contemplated hereby (the Sale Participation Agreement, the Stock Option Agreement (if any), the Form W-9 and such other documents and instruments being referred to herein, collectively, as the “Independent Director Stockholder Documents”);

WHEREAS, this Agreement is one of several other agreements (“Other Stockholders’ Agreements”) which have been, or which in the future will be, entered into between the Company and other individuals who are or will be key employees of the Company or one of its Subsidiaries or independent directors of the Board (collectively, the “Other Stockholders”);

WHEREAS, the Independent Director Stockholder has received a Confidential Information Memorandum and a Supplement to Confidential Information relating to the offering of the Common Stock by the Company to the Independent Director Stockholder;

NOW THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the Parties agree as follows:

1.        Subscription for Common Stock; Issuance of Option (if applicable); Certain Acknowledgments and Agreements of the Independent Director Stockholder.

(a) Subject to the terms and conditions hereinafter set forth, the Independent Director Stockholder agrees to purchase from the Company (i) the number of newly issued shares of Common Stock set forth under the caption “Base Share Amount” on the signature page of this Agreement (the “Master Signature Page”), at a price per share equal to $5.00. The shares of Common Stock subscribed for hereunder are referred to herein as the “Shares” or “Purchased Stock” and the aggregate purchase price for the Shares subscribed for hereunder is referred to herein as the “Investment Amount”.

(b) The Independent Director Stockholder acknowledges and agrees that the subscription of the Independent Director Stockholder hereunder constitutes an irrevocable agreement by the Independent Director Stockholder to purchase the Shares for the Investment Amount and the Independent Director Stockholder is not entitled to cancel, terminate or revoke this subscription or any agreements of the Independent Director Stockholder hereunder, including the power of attorney granted hereby, except as otherwise set forth in this Section 1, and such subscription and agreements, including the power of attorney, shall survive (i) changes in the Independent Director Stockholder Documents (including changes made by the Company which in the aggregate are not material) and (ii) the death or disability of the Independent Director Stockholder.

(c) The Independent Director Stockholder hereby irrevocably makes, constitutes and appoints the Company (and any designee of, substitute for, or successor to, the Company) as the Independent Director Stockholder’s true and lawful attorney and authorized signatory in the Independent Director Stockholder’s name, place and stead, (i) to receive and pay over to the Company on behalf of the Independent Director Stockholder, to the extent set forth in this Agreement, all funds received hereunder, (ii) to execute and deliver on behalf of the Independent Director Stockholder, amendments, restatements, cancellations, or modifications of the Independent Director Stockholder Documents, including, without limitation, filling in or amending amounts, dates and other pertinent information, provided that such changes in the aggregate are not material, and (iii) to make, execute, acknowledge, deliver, swear to, file or record any instrument or filing which the Company considers necessary or desirable to carry out the purposes of the Independent Director Stockholder Documents or that may be required under the laws of any state or local government or of any other jurisdiction; and any and all amendments, restatements, cancellations, or modifications of such instruments. This power of attorney shall be deemed coupled with an interest, shall be irrevocable and shall survive any transfer of some or all of the Independent Director Stockholder’s shares of Common Stock.

(d) The closing of the issuance and sale of the Shares to the Independent Director Stockholder pursuant to the subscription of the Independent Director Stockholder hereunder shall be held on a date mutually agreed by the Company and the Independent Director Stockholder (the “Closing Date”), which shall in any event occur on or prior to June 15, 2006. The Independent Director Stockholder agrees to pay on the Closing Date the full Investment Amount by wire transfer of immediately available funds to the account of the Company as follows:

Bank: Wachovia N.A.

ABA: 03 1-201-467

Beneficiary: Capmark Financial Inc.

Account number: 2000009591424

Ref: Management Share Purchase

(e) The Master Signature Page constitutes the Independent Director Stockholder’s signature page for this Agreement and the Sale Participation Agreement.

2.        Independent Director Stockholder’s Representations, Warranties and Agreements.

(a) In addition to agreeing to the restrictions on transfer of Stock (as defined in Section 3) set forth in Sections 3 and 4 hereof, if the Independent Director Stockholder is a Rule 405 Affiliate, the Independent Director Stockholder also agrees and acknowledges that he will not transfer any shares of Stock unless:

(i) the transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Act”), and in compliance with applicable provisions of state securities laws; or

(ii) (A) counsel for the Independent Director Stockholder (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion, reasonably satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Act, and (B) if the Independent Director Stockholder is a citizen or resident of any country other than the United States, or the Independent Director Stockholder desires to effect any transfer in any such country, counsel for the Independent Director Stockholder (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Company to the effect that such transfer will comply with the securities laws of each relevant jurisdiction.

Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following transfers are deemed to be in compliance with the Act and this Agreement (including without limitation any restrictions or prohibitions herein) and no opinion of counsel is required in connection therewith: (x) a transfer made pursuant to Section 3,4, 5, 6 or 9 hereof, (y) a transfer upon the death or Disability of the Independent Director Stockholder to the Independent Director Stockholder’s Estate or a transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Stock in accordance with the terms of this Agreement; provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement, and (z) a transfer made after the Effective Date in compliance with the federal securities laws to an Independent Director Stockholder’s Trust or any of the Independent Director Stockholder’s Family Members, provided that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof.

(b) The certificate (or certificates) representing the Stock shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE,

ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE INDEPENDENT DIRECTOR STOCKHOLDER’S AGREEMENT DATED AS OF MAY 16, 2006 BETWEEN CAPMARK FINANCIAL GROUP INC. (THE “COMPANY”) AND THE INDEPENDENT DIRECTOR STOCKHOLDER NAMED ON THE FACE HEREOF (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).”

(c) The Independent Director Stockholder acknowledges that he has been advised that (i) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Stock and (ii) a notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company’s transfer agent with respect to the Stock. If the Independent Director Stockholder is a Rule 405 Affiliate, the Independent Director Stockholder also acknowledges that (1) the Stock must be held indefinitely and the Independent Director Stockholder must continue to bear the economic risk of the investment in the Stock unless it is subsequently registered under the Act or an exemption from such registration is available, (2) when and if shares of the Stock may be disposed of without registration in reliance on Rule 144 of the rules and regulations promulgated under the Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of Rule 144 and (3) if the Rule 144 exemption is not available, public sale without registration will require compliance with some other exemption under the Act.

(d) If any shares of the Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Independent Director Stockholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.

(e) The Independent Director Stockholder agrees that, if any shares of the Stock are offered to the public pursuant to an effective registration statement under the Act (other than registration of securities issued on Form S-8, S-4 or any successor or similar form), the Independent Director Stockholder will not effect any public sale or distribution of any shares of the Stock not covered by such registration statement from the time of the receipt of a notice from the Company that the Company has filed or imminently intends to file such registration statement to, or within 180 days (or such shorter period as may be consented to by the managing underwriter or underwriters) in the case of the initial Public Offering and ninety (90) days (or in an underwritten offering such shorter period as may be consented to by the managing underwriter or underwriters, if any) in the case of any other Public Offering after, the effective date of such registration statement, unless otherwise agreed to in writing by the Company.

(f) The Independent Director Stockholder represents and warrants that (i) with respect to the Stock, he has received and reviewed the available information relating to the Stock, including having received and reviewed the documents related thereto, certain of which documents set forth the rights, preferences and restrictions relating to the Options and the Stock underlying the Options; if applicable, and (ii) he has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, the Company and the business and prospects of the Company which he deems necessary to evaluate the merits and risks related to his investment in the Stock and to verify the information contained in the information received as indicated in this Section 2(f), and he has relied solely on such information.

(g) The Independent Director Stockholder further represents and warrants that (i) his financial condition is such that he can afford to bear the economic risk of holding the Stock for an indefinite period of time and has adequate means for providing for his current needs and personal contingencies, (ii) he can afford to suffer a complete loss of his or her investment in the Stock, (iii) he understands and has taken cognizance of all risk factors related to the purchase of the Stock, and (iv) his knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of his purchase of the Stock as contemplated by this Agreement.

3.        Transferabilitv of Stock. The Independent Director Stockholder agrees that he will not directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any of the foregoing acts being referred to herein as a “transfer”), any Purchased Stock or Common Stock otherwise acquired and/or held by the Independent Director Stockholder Entities, or at the time of exercise, any shares of the Common Stock issuable or issued upon exercise of any Options (“Option Stock”; together with any other Purchased Stock, Net Settled Stock and Common Stock otherwise acquired and/or held by the Independent Director Stockholder Entities, collectively referred to as “Stock”) at any time during the period commencing on the Effective Date and ending on the first to occur of (i) the fifth anniversary of the Effective Date or (ii) the occurrence of a Change in Control (the first such event to occur being the “Lapse Date”); provided, however, that the Independent Director Stockholder may transfer shares of Stock during such time pursuant to one of the following exceptions: (a) transfers permitted by Section 5 or 6; (b) transfers permitted by clauses (y) and (z) of Section 2(a); (c) a sale of shares of Common Stock pursuant to an effective registration statement under the Act filed by the Company, including without limitation a sale pursuant to Section 9 (excluding any registration on Form S-8, S-4 or any successor or similar form); (d) transfers permitted pursuant to the Sale Participation Agreement; or (e) transfers permitted by the Board. No transfer of any such shares in violation hereof shall be made or recorded on the books of the Company and any such transfer shall be void ab initio and of no effect; provided, that in the event the Independent Director Stockholder elects not to participate in any Sale Agreement (as such term is defined in the Sale Participation Agreement) entered into by the Investor or any of its affiliates that is consummated after a Qualified Public Offering, the Company shall immediately waive the restrictions on transfer that would otherwise be imposed on the Independent Director Stockholder pursuant to this Section 3 solely with respect to those shares of Common Stock which could have been sold by the Independent Director Stockholder in such Sale Agreement.

4.        Right of First Refusal. (a) If, at any time prior to the first occurrence of a Lapse Date, the Independent Director Stockholder receives a bona fide offer to purchase any or all of his Stock (the “Third Party Offer”) from a third party (which, for the avoidance of doubt, shall not include any transfers pursuant to clause (y) or (z) of Section 2(a), or pursuant to clause (c) or (d) of Section 3) (the “Offeror”), which the Independent Director Stockholder wishes to accept, the Independent Director Stockholder shall cause the Third Party Offer to be reduced to writing and shall notify the Company in writing of his wish to accept the Third Party Offer. The Independent Director Stockholder’s notice to the Company shall contain an irrevocable offer to sell such Stock to the Company (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the Third Party Offer, and shall be accompanied by a copy of the Third Party Offer (which shall identify the Offeror). At any time within fifteen (15) days after the date of the receipt by the Company of the Independent Director Stockholder’s notice, the Company shall have the right and option to purchase, or to arrange for a third party to purchase, all (but not less than all) of the shares of Stock covered by the Third Party Offer, pursuant to Section 4(b).

(b) The Company shall have the right and option to purchase, or to arrange for a third party to purchase, all of the shares of Stock covered by the Third Party Offer at the same price and on substantially the same terms and conditions as the Third Party Offer (or, if the Third Party Offer includes any consideration other than cash, then at the sole option of the Company, at the equivalent all cash price, determined in good faith by the Board), by delivering a certified bank check or checks in the appropriate amount (or by wire transfer of immediately available funds, if the Independent Director Stockholder Entities provide to the Company wire transfer instructions) (and any such non-cash consideration to be paid) to the Independent Director Stockholder at the principal office of the Company against delivery of certificates or other instruments representing the shares of Stock so purchased, appropriately endorsed by the Independent Director Stockholder; provided that if the Independent Director Stockholder does not agree with the Board’s determination of “equivalent all cash price”, the Independent Director Stockholder shall have the right to so notify the Company, the Company shall not have the right to purchase such shares and the Independent Director Stockholder shall not have any right to sell such shares to a third party without initiating the process set forth in the first sentence of Section 4(a). If at the end of the 15-day period, the Company has not tendered the purchase price for such shares in the manner set forth above, the Independent Director Stockholder may, during the succeeding 60-day period, sell not less than all of the shares of Stock covered by the Third Party Offer, to the Offeror on terms no less favorable to the Independent Director Stockholder than those contained in the Third Party Offer. Promptly after such sale, the Independent Director Stockholder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company. If, at the end of sixty (60) days following the expiration of the 15-day period during which the Company is entitled hereunder to purchase the Stock, the Independent Director Stockholder has not completed the sale of such shares of the Stock as aforesaid, all of the restrictions on sale, transfer or assignment contained in this Agreement shall, to the extent applicable, again be in effect with respect to such shares of the Stock.

(c) Notwithstanding anything in this Agreement to the contrary, this Section 4 shall terminate and be of no further force or effect upon the earlier to occur of a Change in Control or a Qualified Public Offering.

5.                        The Independent Director Stockholder’s Right to Resell Stock and Options to the Company.

(a) Except as otherwise provided herein, if, prior to the fifth anniversary of the Effective Date, the Independent Director Stockholder’s service as a member of the Board ceases as a result of his death or Disability, then the applicable Independent Director Stockholder Entity, shall, for one year (the “Put Period”) following the date of such termination for death or Disability, have the right to:

(i) With respect to all shares of Stock held consecutively by the applicable Independent Director Entities for at least six (6) months and one day, sell to the Company, and the Company shall be required to purchase, on one occasion, all such shares of Stock then held by the applicable Independent Director Stockholder Entities at a per share price equal to the Fair Market Value Per Share as of the date of such purchase (the “Section 5 Repurchase Price”); and

(ii) To the extent applicable, with respect to any outstanding Options: (A) sell to the Company, and the Company shall be required to purchase, on one occasion, all of the exercisable Options then held by the applicable Independent Director Stockholder Entities for an amount equal to the product of (x) the excess, if any, of the Section 5 Repurchase Price over the Option Exercise Price and (y) the number of Exercisable Option Shares, which Options shall be terminated in exchange for such payment; or (B) receive from the Company, on one occasion, in exchange for all of the exercisable Options then held by the applicable Independent Director Stockholder Entities, if any, a number of shares of Stock equal to the quotient of (x) the product of (1) the excess, if any, of the Fair Market Value Per Share as of the date of such exchange, over the Option Exercise Price, and (2) the number of Exercisable Option Shares, divided by (y) the Fair Market Value Per Share as of the date on which such exchange occurs, which Options shall be terminated in exchange for such shares (the “Net Settled Stock”). In the event the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable stock options granted to the Independent Director Stockholder under the Option Plan shall be automatically terminated without any payment in respect thereof at the time of such proposed settlement of Options. In the event that the Independent Director Stockholder Entities do not exercise the foregoing rights, all exercisable but unexercised Options shall terminate pursuant to the terms of the Stock Option Agreement. All unexercisable Options held by the applicable Independent Director Stockholder Entities shall terminate without payment immediately upon the cessation of the Independent Director Stockholder’s service as a member of the Board.

(b) For 30 days following the date that is six months after the receipt by the applicable Independent Director Stockholder Entities of the Net Settled Stock (the “Settled Stock Put Period”) (which period may, for the avoidance of doubt, extend after the expiration of the Put Period), the applicable Independent Director Stockholder Entities shall have the right to sell to the Company, and the Company shall be required to purchase, on one occasion, all such Net Settled Stock held by the applicable Independent Director Stockholder Entities, at a per share price equal to the Fair Market Value Per Share as of the date of such purchase.

(c) In the event the applicable Independent Director Stockholder Entities intend to exercise their rights pursuant to Section 5(a) or 5(b), such Independent Director Stockholder Entities shall send written notice to the Company, (i) at any time during the Put Period, of their intention to sell shares of Stock in exchange for the payment referred to in Section 5(a)(i) and/or to sell such Options or exchange such Options for Net Settled Stock pursuant to Section 5(a)(ii), in each case to the extent applicable, or (ii) at any time during the Settled Stock Put Period, of their intention to sell the Net Settled Stock in exchange for the payment referred to in Section 5(b) and shall indicate the number of shares of Stock to be sold and the number of Options, to the extent applicable, to be sold with payment in respect thereof (the “Redemption Notice”). The completion of the purchases or exchanges shall take place at the principal office of the Company on the tenth business day after the giving of the Redemption Notice. The applicable Section 5 Repurchase Price (including any payment with respect to the outstanding Options, if any, as described above) shall be paid by delivery to the applicable Independent Director Stockholder Entities of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Independent Director Stockholder Entities (or by wire transfer of immediately available funds, if the Independent Director Stockholder Entities provide to the Company wire transfer instructions) and the Net Settled Stock shall be delivered to the applicable Independent Director Stockholder Entities, against delivery of both certificates or other instruments representing the Stock so purchased and appropriate documents canceling the Options, to the extent applicable, so terminated appropriately endorsed or executed by the applicable Independent Director Stockholder Entities or any duly authorized representative.

(d) Notwithstanding anything in Section 5(a) or 5(b) to the contrary and subject to Section 11 (a), if there exists and is continuing a default or an event of default on the part of the Company or any subsidiary of the Company under any loan, guarantee or other agreement under which the Company or any Subsidiary has borrowed money or if the repurchase referred to in Section 5(a) or 5(b) would result in a default or an event of default on the part of the Company or any Subsidiary under any such agreement or if a repurchase would not be permitted under the Nevada Revised Statutes Chapter 78m Section 288 (the “NRS”) or would otherwise violate the NRS (or if the Company reincorporates in another state, the business corporation law of such state) (each such occurrence being an “Event”), the Company shall not be obligated to repurchase any of the Stock or the Options from the applicable Independent Director Stockholder Entities until the first business day which is ten (10) calendar days after all of the foregoing Events have ceased to exist (the “Repurchase Eligibilitv Date”); provided, however, that (i) the number of shares of Stock subject to repurchase under this Section 5(d) shall be that number of shares of Stock, and (ii) in the case of a repurchase pursuant to Section 5(a)(ii), the number of Exercisable Option Shares for purposes of calculating the Option Excess Price payable under this Section 5(d) shall be the number of Exercisable Option Shares, in each case as specified in the Redemption Notice and held by the applicable Independent Director Stockholder Entities at the time of delivery of the Redemption Notice in accordance with Section 5(c) hereof.  To the extent applicable, all Options exercisable as of the date of a Redemption Notice, in the case of a repurchase pursuant to Section 5(a), shall continue to be exercisable until the actual repurchase of such Options pursuant to such Redemption Notice, provided that to the extent any Options are exercised after the date of such Redemption Notice, the number of Exercisable Option Shares for purposes of calculating the Option Excess Price shall be reduced accordingly. Notwithstanding the foregoing and subject to Section 6(c), if an Event exists and is continuing for ninety (90) days, the Independent Director Stockholder Entities shall be permitted by written notice to rescind any Redemption Notice.

(e) Effect of Change in Control. Notwithstanding anything in this Agreement to the contrary, except for any payment obligation of the Company which has arisen prior to termination pursuant to this Section 5(e), this Section 5 shall terminate and be of no further force or effect upon the occurrence of a Change in Control.

6.                        The Company’s Option to Purchase Stock and Options of Independent Director Stockholder.

(a) Removal for Cause and Certain other Call Events. Except as otherwise provided herein, if, prior to the fifth anniversary of the Effective Date, (i) the Independent

Director Stockholder is removed as a member of the Board for Cause, (ii) the beneficiaries of an Independent Director Stockholder’s Trust shall include any person or entity other than the Independent Director Stockholder, his spouse (or ex-spouse) or his lineal descendants (including adopted children) or (iii) the Independent Director Stockholder shall otherwise effect a transfer of any of the Stock other than as permitted in this Agreement (other than as may be required by applicable law or an order of a court having competent jurisdiction) after notice from the Company of such impermissible transfer and a reasonable opportunity to cure such transfer (each, a “Section 6(a) Call Event”), then, during the one-year period following any such Section 6(a) Call Event (or through the occurrence of a Change in Control, if such event occurs earlier):

(A)      With respect to the Stock, the Company may purchase all or any portion of the shares of the Stock then held by the applicable Independent Director Stockholder Entities at a per share purchase price equal to the lesser of (x) the Fair Market Value Per Share and (y) the Book Value Per Share, each as of the date of such purchase (any such applicable repurchase price, the “Section 6(a) Repurchase Price”); and

(B)       To the extent applicable, with respect to any outstanding Options, if a Section 6(a) Call Event has occurred, all such Options (whether or not then exercisable) held by the applicable Independent Director Stockholder Entities will terminate immediately without payment in respect thereof.

(b) Removal without Cause, Resignation by the Independent Director Stockholder, Death or Disability. Except as otherwise provided herein, if, prior to the fifth anniversary of the Effective Date, (i) the Independent Director Stockholder is removed as a member of the Board without Cause, (ii) the Independent Director Stockholder resigns as a member of the Board, or (iii) the Independent Director Stockholder ceases to serve as the member of the Board as a result of his death, Disability or any other reason (other than removal for Cause) (each, a “Section 6(b) Call Event”), then, during the one-year period following any such Section 6(b) Call Event (or through the occurrence of a Change in Control, if such event occurs earlier):

(A)      With respect to the Stock, the Company may purchase all or any portion of the shares of Stock then held by the applicable Independent Director Stockholder Entities at a per share price equal to the Fair Market Value Per Share as of the date of such purchase; and

(B)       To the extent applicable, with respect to any outstanding Options, the Company may purchase all or any portion of the exercisable Options held by the applicable Independent Director Stockholder Entities for an amount equal to the product of (x) the excess, if any, of the price equal to the Fair Market Value Per Share as of the date of such purchase over the Option Exercise Price and (y) the number of Exercisable Option Shares, which Options shall be terminated in exchange for such payment. In the event the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable stock options granted to the Independent Director Stockholder under the Option Plan shall be automatically terminated without any payment in respect thereof. If an event described in Section 6(b)(i) or Section 6(b)(ii) has occurred, the Company shall provide the Independent Director Stockholder with written notice, not less than ten (10) business days prior to the expiration date of the Independent Director Stockholder’s exercisable Options then held, whether it intends to exercise its right to repurchase the Independent Director Stockholder’s exercisable Options hereunder, if any, and shall include, if available, the repurchase price that the Company proposes to pay for such Options. In the event that the Company does not exercise such foregoing rights, all exercisable but unexercised Options, if any, shall terminate pursuant to the terms of the Stock Option Agreement. All unexercisable Options, if any, held by the applicable Independent Director Stockholder Entities shall terminate without payment immediately upon the termination of the Independent Director Stockholder’s service as a member of the Board or on such later date as may otherwise be provided in the Stock Option Agreement.

(c) Call Notice. The Company shall have a period of (i) sixty (60) days from the date of any Call Event (or, if later, with respect to a Section 6(a) Call Event, the date after discovery of, and the applicable cure period for, an impermissible transfer constituting a Section 6(a) Call Event) and (ii) thirty (30) days from the date the Independent Director Stockholder rescinds a Redemption Notice pursuant to the last sentence of Section 5(d), in which to give notice in writing to the applicable Independent Director Entities of its election to exercise its rights and obligations pursuant to this Section 6 (“Call Notice”); provided, that in the case of an event described in Section 6(b)(i) or Section 6(b)(ii), such Call Notice shall be delivered to the Independent Director Stockholder not less than 10 business days prior to the expiration of the Independent Director Stockholder’s exercisable Options, to the extent applicable; provided further, that, to the extent applicable, in the case of an event described in Section 6(b)(iii), the Company shall have a period of up to sixty (60) days from the last day of the fiscal year in which the termination of the Independent Director Stockholder’s service as a member of the Board occurred, but solely with respect to Options, if any, that become exercisable following the termination of the Independent Director Stockholder’s service as a member of the Board. The completion of the purchases pursuant to the foregoing shall take place at the principal office of the Company on the tenth business day after the giving of the Call Notice. The applicable Repurchase Price (including, to the extent applicable, any payment with respect to the outstanding Options as described in this Section 6) shall be paid by delivery to the applicable Independent Director Stockholder Entities of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Independent Director Stockholder Entities (or by wire transfer of immediately available funds, if the Independent Director Stockholder Entities provide to the Company wire transfer instructions) against delivery of certificates or other instruments representing the Stock so purchased and, to the extent applicable, appropriate documents canceling the Options so terminated, appropriately endorsed or executed by the applicable Independent Director Stockholder Entities or any duly authorized representative.

(d) Delay of Call. Notwithstanding any other provision of this Section 6 to the contrary and subject to Section 1l(a), if there exists and is continuing any Event, the Company shall delay the repurchase of any of the Stock or, to the extent applicable, the Options (pursuant to a Call Notice timely given in accordance with Section 6(c) hereof) from the applicable Independent Director Stockholder Entities until the Repurchase Eligibility Date; provided, however, that (i) the number of shares of Stock subject to repurchase under this Section 6 shall be that number of shares of Stock, and, (ii) to the extent applicable, in the case of a repurchase pursuant to Section 6(a) or 6(b), the number of Exercisable Option Shares for purposes of calculating the Option Excess Price payable under this Section 6 shall be the number of Exercisable Option Shares, in each case held by the applicable Independent Director Stockholder Entities at the time of delivery of (and as set forth in) a Call Notice in accordance with Section 6(c) hereof. To the extent applicable, all Options exercisable as of the date of a Call Notice, in the case of a repurchase pursuant to Section 6(a) or 6(b), shall continue to be exercisable until the actual repurchase of such Options pursuant to such Call

Notice, provided that to the extent that any Options are exercised after the date of such Call Notice, the number of Exercisable Option Shares for purposes of calculating the Option Excess Price shall be reduced accordingly. Notwithstanding the foregoing, if an Event exists and is continuing for ninety (90) days, the Independent Director Stockholder Entities shall be permitted by written notice to cause the Company to rescind any Call Notice but the Company shall have another thirty (30) days from the date the Event ceases to exist to give another Call Notice on the terms applicable to the first Call Notice.

(e) Effect of Change in Control. Notwithstanding anything in this Agreement to the contrary, except for any payment obligation of the Company which has arisen prior to termination pursuant to this Section 6(e), this Section 6 shall terminate and be of no further force or effect upon the occurrence of a Change in Control.

7.                        Adiustment of Repurchase Price; Definitions.

(a) Adjustment of Repurchase Price. In determining the applicable repurchase price of the Stock and, to the extent applicable, Options, as provided for in Sections 5 and 6, above, appropriate adjustments shall be made for any stock dividends, splits, combinations, recapitalizations or any other adjustment in the number of outstanding shares of Stock in order to maintain, as nearly as practicable, the intended operation of the provisions of Sections 5 and 6.

(b) Definitions. All capitalized terms used in this Agreement and not defined herein shall have such meaning as such terms are defined in the Option Plan. Terms used herein and as listed below shall be defined as follows:

“Act” shall have the meaning set forth in Section 2(a)(i) hereof.

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Base Price” shall have the meaning set forth in Section l(a) hereof.

“Board” shall mean the board of directors of the Company.

“Book Value Per Share” shall mean the quotient of (a)(i) consolidated shareholders’ equity, as reflected as of the end of the most recent fiscal quarter end consolidated balance sheet of the Company prepared in accordance with United States generally accepted accounting principles, plus (ii) consideration that would be received upon the exercise of all outstanding stock options and other rights to acquire Common Stock and the conversion of all securities convertible into Common Stock and other stock equivalents (but only to the extent that the per share conversion prices of such options and other securities are less than the Book Value Per Share resulting from this definition), divided by (b) the sum of the number of shares of Common Stock then outstanding and the number of shares of Common Stock issuable upon the exercise of all outstanding stock options and other rights to acquire Common Stock (but only to the extent that the per share conversion prices of such options and other securities are less than the Book Value Per Share resulting from this definition).

“Call Events” shall mean, collectively, Section 6(a) Call Events and Section 6(b) Call Events.

“Call Notice” shall have the meaning set forth in Section 6(c) hereof.

“Cause” shall mean (i) willful malfeasance or willful misconduct by the Independent Director Stockholder in connection with the performance of his duties as such, (ii) the commission by the Independent Director Stockholder of a felony or (iii) a determination by a court of competent jurisdiction in the United States that the Independent Director Stockholder, as such or in any other capacity (whether or not relating to the Company), breached a fiduciary duty owed by him or her to another individual or to a corporation, partnership, trust, joint stock company, business trust, unincorporated association, joint venture or other entity of any nature whatsoever.

“Change in Control” shall mean (i) the sale of all or substantially all of the assets of Investor LLC, the Company, or Capmark Finance Inc. to an Unaffiliated Person; or (ii) a sale by the Company or Investor LLC, in a single transaction or in a related series of transactions, of the voting stock of the Company resulting in more than 50% of the voting stock of the Company being held (either directly or indirectly through Investor LLC, and which for the avoidance of doubt includes the distribution of any interests in the Investor LLC being distributed to any limited partners of any Investor, which are not Affiliates of that Investor) by an Unaffiliated Person; or (iii) a sale by the Company or Investor LLC, in an unrelated series of transactions, of the voting stock of the Company, as a result of which an Unaffiliated Person is (either directly or indirectly through Investor LLC, and which for the avoidance of doubt includes the distribution of any interests in the Investor LLC being distributed to any limited partners of any Investor, which are not Affiliates of that Investor) the single largest holder of voting stock of the Company; or (iv) a merger or consolidation of the Company or Investor LLC into an Unaffiliated Person; if and only if any such event (or as a result of any such event) listed in (i) – (iv) above results in the inability of the Investors and any of their respective Affiliates, either as a Group or individually (through Investor LLC or otherwise), to elect a majority of the Board or board of directors of the resulting entity; provided, however, to the extent any such event listed in (i) – (iv) above occurs but at such time either the Investors and their Affiliates as a Group, or any of the Investors or their respective Affiliates individually (through Investor LLC or otherwise) retain the ability to elect a majority of the Board or the board of directors of the resulting entity, a Change in Control shall be deemed to have occurred upon any later date on which neither the Investors and their respective Affiliates as a Group nor any of the Investors or their Affiliates individually retain such ability. For purposes of this definition, the term “Unaffiliated Person” means any Person or Group who is not (x) an Investor or any member of an Investor, (y) an Affiliate of an Investor or any member of an Investor or (z) an entity in which an Investor or any member of an Investor holds, directly or indirectly, a majority of the economic interests in such entity.

Notwithstanding the foregoing, if any of the transactions described in (i), (ii) or (iv) of the preceding sentence shall occur and the other Person or Group involved in such transaction (or its parent entity) is an Affiliate of any Investor because it is under common control by an ultimate parent entity, but the day-to-day operations of, and key business decisions regarding, such Affiliate are controlled by an entity that is, or individuals who are, principally engaged in a business other than the management or operations of private equity funds (any such Affiliate, a “Strategic Business Affiliate”), then the determination of whether a Change of Control has occurred shall be made by applying the relevant test in clause (i), (ii) or (iv) above (along with the test of whether the Investors and their Affiliates as a Group or any of the Investors or their Affiliates individually (through Investor LLC or otherwise) lose the ability to elect a majority of the Board) as if the Strategic Business Affiliate was not an Affiliate of any of the Investors and by treating the voting power of the Strategic Business

Affiliate in the Company (or the resulting entity) as if it were held by a Person or Group unaffiliated with any of the Investors.

“Common Stock” shall have the meaning set forth in the first “whereas” paragraph.

“Company” shall have the meaning set forth in the introductory paragraph.

“Confidential Information” shall mean all non-public information concerning trade secrets, know-how, software, developments, inventions, processes, technology, designs, financial data, strategic business plans or any proprietary or confidential information, documents or materials in any form or media, including any of the foregoing relating to research, operations, finances, current and proposed products and services, vendors, customers, advertising and marketing, and other non-public, proprietary, and confidential information of the Restricted Group. For purposes of this Agreement, on and after any cessation of the Independent Director Stockholder’s service as a member of the Board, the term “Confidential Information” shall not include the names, addresses or phone numbers of the Independent Director Stockholder’s principal contacts at any client (whether current, prospective or former) of the Company, with respect to which the Independent Director Stockholder has personally contacted to solicit business for the Company within the three (3) month period immediately preceding any such cessation of service as a member of the Board.

“Custody Agreement and Power of Attorney” shall have the meaning set forth in Section 9(e) hereof.

“Disability” shall mean the Independent Director Stockholder’s physical or mental disability or infirmity that prevents the performance of such Independent Director Stockholder’s duties as a member of the Board for a period of (i) one hundred twenty (120) consecutive days or (ii) one hundred eighty (180) non-consecutive days during any twelve (12) month period, in either case, as evidenced by a written statement of a physician licensed to practice medicine in any state in the United States mutually agreed upon by the Company.

“Dune” shall have the meaning set forth in the introductory paragraph.

“Effective Date” shall have the meaning set forth in the introductory paragraph.

“Event” shall have the meaning set forth in Section 5(d) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any successor statute thereto).

“Exercisable Option Shares” shall mean the shares of Common Stock that, at the Repurchase Calculation Date, could be purchased by the Independent Director Stockholder upon exercise of his or her outstanding and exercisable Options.

“Fair Market Value Per Share” shall mean (i) if there has been a Qualified Public Offering, the price per share equal to the average of the high and low closing bid prices of the shares of Common Stock on such stock exchange on which the shares are principally trading on the date in question, or, if there were no sales on such date, on the closest preceding date on which there were sales of shares, or (ii) if there has been no Qualified Public Offering, the fair market value per share of the shares of Common Stock on an entity basis (i.e., without minority discount) as determined in good faith by the Board.

“FMCP” shall have the meaning set forth in the first “whereas” paragraph.

“GMAC” shall have the meaning set forth in the first “whereas” paragraph.

“Group” shall mean “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“GSCP” shall have the meaning set forth in the first “whereas” paragraph.

“Independent Director Stockholder” shall have the meaning set forth in the introductory paragraph.

“Independent Director Stockholder Documents” shall have the meaning set forth in third “whereas” paragraph.

“Independent Director Stockholder Entities” shall mean the Independent Director Stockholder’s Trust, the Independent Director Stockholder, the Independent Director Stockholder’s Family Members and the Independent Director Stockholder’s Estate, collectively.

“Independent Director Stockholder’s Estate” shall mean the conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries of the Independent Director Stockholder.

“Independent Director Stockholder’s Family Members” shall mean the Independent Director Stockholder’s spouse (or ex-spouse, as applicable) or his lineal descendants (including adopted descendants).

“Independent Director Stockholder’s Trust” shall mean a partnership, limited liability company, corporation, trust or custodianship, the beneficiaries of which may include only the Independent Director Stockholder, his spouse (or ex-spouse) or his lineal descendants (including adopted) or, if at any time after any such transfer there shall be no then living spouse or lineal descendants, then to the ultimate beneficiaries of any such trust or to the estate of a deceased beneficiary.

“Investment Amount” shall have the meaning set forth in Section 1(a) hereof.

“Investor Group” shall mean, collectively, Investor LLC, its members, the Investors, and any of their respective Affiliates.

“Investor LLC” shall have the meaning set forth in the first “whereas” paragraph.

“Investors” shall have the meaning set forth in the first “whereas” paragraph.

“KKR” shall have the meaning set forth in the first “whereas” paragraph.

“Lapse Date” shall have the meaning set forth in Section 3.

“Master Signature Page” shall have the meaning set forth in Section 1(a) hereof.

“Maximum Repurchase Amount” shall have the meaning set forth in Section 11(a) hereof.

“Net Settled Stock” shall have the meaning set forth in Section 5(a)(ii) hereof.

“Notice” shall have the meaning set forth in Section 9(b) hereof.

“NRS” shall have the meaning set forth in Section 5(d) hereof.

“Offeror” shall have the meaning set forth in Section 4(a) hereof.

“Option” shall have the meaning set forth in the second “whereas” paragraph.

“Option Excess Price” shall mean the aggregate amount paid or payable by the Company in respect of Exercisable Option Shares pursuant to Section 5 or 6, as applicable.

“Option Exercise Price” shall mean the then-current exercise price of the shares of Common Stock covered by the applicable Option.

“Option Plan” shall have the meaning set forth in the second “whereas” paragraph.

“Option Stock” shall have the meaning set forth in Section 3 hereof.

“Other Stockholders” shall have the meaning set forth in the third “whereas” paragraph.

“Other Stockholders’ Agreements” shall have the meaning set forth in the third “whereas” paragraph.

“Parties” shall have the meaning set forth in the introductory paragraph.

“Person” shall mean “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Piggyback Registration Rights” shall have the meaning set forth in Section 9(a) hereof.

“Proposed Registration” shall have the meaning set forth in Section 9(b) hereof.

“Public Offering” shall mean the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-4, S-8 or any other similar form).

“Purchased Stock” shall have the meaning set forth in Section l(a) hereof.

“Put Period” shall have the meaning set forth in Section 5(a) hereof.

“Qualified Public Offering” shall mean any Public Offering (whether an initial or subsequent offering) after which at least 35% of the Company’s or any affiliated holding company’s, outstanding common stock is listed on the New York Stock Exchange or the Nasdaq National Market or other nationally recognized stock exchange or listing system.

“Redemption Notice” shall have the meaning set forth in Section 5(c) hereof.

“Repurchase Calculation Date” shall mean the last day of the month preceding the later of (i) the month in which the event giving rise to the right to repurchase occurs and (ii) the month in which the Repurchase Eligibility Date occurs.

“Repurchase Eligibility Date” shall have the meaning set forth in Section 5(d) hereof.

“Repurchase Price” shall mean the amount to be paid in respect of the Stock and, to the extent applicable, Options to be purchased by the Company pursuant to Section 5(a), Section 5(b), Section 6(a) or 6(b), as applicable.

“Request” shall have the meaning set forth in Section 9(b) hereof.

“Restricted Group” shall mean, collectively, the Company, its subsidiaries, the Investors and their respective Rule 405 Affiliates.

“Rule 405 Affiliate” shall mean an affiliate of the Company as defined under Rule 405 of the rules and regulations promulgated under the Act and as interpreted in good faith by the Board.

“Sale Agreement” shall have the meaning set forth in the Sale Participation Agreement.

“Sale Participation Agreement” shall have the meaning set forth in the third “whereas” paragraph.

“SEC” shall mean the Securities and Exchange Commission.

“Section 5 Repurchase Price” shall have the meaning set forth in Section 5(a)(i) hereof.

“Section 6(a) Call Event” shall have the meaning set forth in Section 6(a) hereof.

“Section 6(a) Repurchase Price” shall have the meaning set forth in Section 6(a) hereof.

“Section 6(b) Call Event” shall have the meaning set forth in Section 6(b) hereof.

“Settled Stock Put Period” shall have the meaning set forth in Section 5(b) hereof.

“Stock” shall have the meaning set forth in Section 3 hereof.

“Stockholders’ Agreement” shall have the meaning set forth in Section 9(a) hereof.

“Stock Option Agreement” shall have the meaning set forth in the second “whereas” paragraph.

“Third Party Offer” shall have the meaning set forth in Section 4(a) hereof.

“Transfer” shall have the meaning set forth in Section 3.

8.                                       The company’s Representations and Warranties.

(a) The Company represents and warrants to the Independent Director Stockholder that (i) this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms and (ii) the Stock, when issued and delivered in accordance with the terms hereof and the other agreements contemplated hereby, will be duly and validly issued, fully paid and nonassessable.

(b) If the Company becomes subject to the reporting requirements of Section 12 of the Exchange Act, the Company will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Independent Director Stockholder to sell shares of Stock without registration under the Exchange Act within the limitations of the exemptions provided by (A) Rule 144 under the Act, as such rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this Section 8(b), the Company may de-register under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation under the Act to be available. Nothing in this Section 8(b) shall be deemed to limit in any manner the restrictions on sales of Stock contained in this Agreement.

9.                                       “Piggyback” Registration Rights. Effective upon the date of this Agreement:

(a) The Independent Director Stockholder hereby agrees to be bound by all of the terms, conditions and obligations of the piggyback registration rights contained in Section 4.2 of the Stockholders’ Agreement (the “Stockholders’ Agreement”) entered into by and among the Investor LLC, the Company and GMAC Mortgage Group, Inc. (the “Piggyback Registration Rights”), as in effect on the date hereof (as amended from time to time), and, if the Investor LLC is selling stock following the expiration of the Investor LLC’s underwriter’s lock-up in connection with any Public Offering, shall have all of the rights and privileges of the Piggyback Registration Rights (including, without limitation, the right to participate in a public offering and any rights to indemnification and/or contribution from the Company and/or the Investor LLC) and all of the obligations of a Stockholder thereunder with respect such Piggyback Registration Rights, in each case as if the Independent Director Stockholder were a Stockholder thereunder, subject to applicable and customary underwriter restrictions; provided, however, that at no time shall the Independent Director Stockholder have any rights to request registration under Section 4.1 of the Stockholders’ Agreement. All Stock purchased or held by the applicable Independent Director Stockholder Entities pursuant to this Agreement shall be deemed to be “Registrable Securities” as defined in the Stockholders’ Agreement.

(b) In the event of a sale of Common Stock by the Investor LLC in accordance with the terms of Article IV of the Stockholders’ Agreement, the Company will promptly notify the Independent Director Stockholder in writing (a “Notice”) of any proposed registration (a “Proposed Registration”). If within fifteen (15) days of the receipt by the Independent Director Stockholder of such Notice, the Company receives from the applicable Independent Director Stockholder Entities a written request (a “Request”) to register shares of Stock held by the applicable Independent Director Stockholder Entities (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Independent Director Stockholder and the Company), shares of Stock will be so registered as provided in this Section 9; provided, however, that for each such registration statement only one Request, which shall be executed by the applicable Independent Director Stockholder Entities, may be submitted for all Registrable Securities held by the applicable Independent Director Stockholder Entities.

(c) The maximum number of shares of Stock which will be registered pursuant to a Request will be the lower of (i) the number of shares of Stock then held by the Independent Director Stockholder Entities, including all shares of Stock which the Independent Director Stockholder Entities are then entitled to acquire under an unexercised Option then held by the Independent Director Stockholder Entities, to the extent then exercisable, multiplied by a fraction, the numerator of which is the number of shares of Stock being sold, directly or indirectly, by the Investors and any affiliated or unaffiliated investment partnerships and investment limited liability companies investing with the selling Investors and the denominator of which is the aggregate number of shares of Stock owned by the selling Investors and any investment partnerships and investment limited liability companies investing with the selling Investors or (ii) the maximum number of shares of Stock which the Company can register in the Proposed Registration without adverse effect on the offering in the view of the managing underwriters (reduced pro rata as more fully described in subsection (d) of this Section 9).

(d) If a Proposed Registration involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of shares of Stock requested to be included in the Proposed Registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the shares of Stock offered in such Public Offering as contemplated by the Company, then the Company will include in the Proposed Registration (i) first, 100% of the shares of Stock the Company proposes to sell and (ii) second, to the extent of the number of shares of Stock requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of shares of Stock which the selling Investors (whether selling directly or through the Investor LLC) and any affiliated or unaffiliated investment partnerships and investment limited liability companies investing with the selling Investors, the Independent Director Stockholder and all Other Stockholders (together, the “Holders”) have requested to be included in the Proposed Registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Stock then held by each such Holder (including, to the extent applicable, upon exercise of all exercisable Options) (provided that any shares thereby allocated to any such Holder that exceed such Holder’s request will be reallocated among the remaining requesting Holders in like manner).

(e) Upon delivering a Request the Independent Director Stockholder will, if requested by the Company, execute and deliver a custody agreement and power of attorney having customary terms and in form and substance reasonably satisfactory to the Company with respect to the shares of Stock to be registered pursuant to this Section 9 (a “Custody Agreement and Power of Attorney”). The Custody Agreement and Power of Attorney will provide, among other things, that the Independent Director Stockholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates (to the extent applicable) representing such shares of Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Independent Director Stockholder’s agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Independent Director Stockholder’s behalf with respect to the matters specified therein.

(f) The Independent Director Stockholder agrees that he will execute such other agreements as the Company may reasonably request to further evidence the provisions of this Section 9.

10.                                 Co-Investment Right. The Independent Director Stockholder shall have the right to invest in the future in any new securities of the Company on the same terms as any member of the Investor Group, as applicable, Investor LLC or the Investors, as applicable, on a pro rata basis based on his Purchased Stock, except that any such investment by the Independent Director Stockholder shall be subject to the transfer restrictions applicable generally to Option Stock, to the extent applicable, and Purchased Stock, and not entitled to any more favorable terms than those granted to the Investors. The Company shall provide the Independent Director Stockholder with advance written notice of any such investment opportunity in accordance with applicable securities laws, but in no event later than fifteen (15) days prior to the closing of any such investment by the Investor LLC or the Investors, as applicable.

11.                                 Pro Rata Repurchases; Dividends. (a) Notwithstanding anything to the contrary contained in Section 5 or 6, if at any time consummation of any purchase or payment to be made by the Company pursuant to this Agreement and the Other Stockholders Agreements would result in an Event, then the Company shall make purchases from, and payments to, the Independent Director Stockholder Entities and Other Stockholders pro rata (on the basis of the proportion of the number of shares of Stock each such Independent Director Stockholder and all Other Stockholders have elected or are required to sell to the Company) for the maximum number of shares of Stock permitted without resulting in an Event (the “Maximum Repurchase Amount”). The provisions of Section 5(d) and 6(c) shall apply in their entirety to payments and repurchases with respect to shares of Stock which may not be made due to the limits imposed by the Maximum Repurchase Amount under this Section 11(a). Until all of such Stock is purchased and paid for by the Company, the Independent Director Stockholder and the Other Stockholders whose Stock is not purchased in accordance with this Section 1l(a) shall have priority, on a pro rata basis, over other purchases of Stock by the Company pursuant to this Agreement and Other Stockholders’ Agreements.

(b) In the event any dividends are paid with respect to the Stock, the Independent Director Stockholder will be treated in the same manner as all other holders of Common Stock with respect to shares of Stock then owned by the Independent Director Stockholder, and, to the extent applicable, with respect to any Options held by the Independent Director Stockholder, in accordance, as applicable, with the Stock Option Agreement or as otherwise provided under the Capmark Financial Group Inc. Dividend Equivalent Rights Plan.

12.                                 Rights to Negotiate Repurchase Price. Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing, redeeming or otherwise acquiring for value shares of Stock or, to the extent applicable, Options from the Independent Director Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon in writing between the Parties, whether or not at the time of such purchase, redemption or acquisition circumstances exist which specifically grant the Company the right to purchase, or the Independent Director Stockholder the right to sell, shares of Stock or, to the extent applicable, any Options under the terms of this Agreement; provided that no such purchase, redemption or acquisition shall be consummated, and no agreement with respect to any such purchase, redemption or acquisition shall be entered into, without the prior approval of the Board.

13.                                 Covenant Regarding 83(b) Election. Except as the Company may otherwise agree in writing, the Independent Director Stockholder hereby covenants and agrees that he will make an election provided pursuant to Treasury Regulation Section 1.83-2 with respect to the Stock, including without limitation, to the extent applicable, the Stock to be acquired upon each exercise of the Independent Director Stockholder’s Options, and the Independent Director Stockholder further covenants and agrees that he will finish the Company with copies of the forms of election the Independent Director Stockholder files within thirty (30) days after each transfer of Stock by the Company to the Independent Director Stockholder pursuant to this Independent Director Stockholder’s Agreement, and, to the extent applicable, within thirty (30) days after each exercise of the Independent Director Stockholder’s Options and with evidence that each such election has been filed with the Internal Revenue Service in a timely manner.

14.                                 Notice of Change of Beneficiary. Immediately prior to any transfer of Stock to an Independent Director Stockholder’s Trust, the Independent Director Stockholder shall provide the Company with a copy of the instruments creating the Independent Director Stockholder’s Trust and with the identity of the beneficiaries of the Independent Director Stockholder’s Trust. The Independent Director Stockholder shall notify the Company as soon as practicable prior to any change in the identity of any beneficiary of the Independent Director Stockholder’s Trust.

15.                                 Recapitalizations, etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Stock or, to the extent applicable, the Options, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Stock or, to the extent applicable, the Options by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

16.                                 Independent Director Stockholder’s Service to the Company. Nothing contained in this Agreement or in any other agreement entered into by the Company and the Independent Director Stockholder contemporaneously with the execution of this Agreement (i) obligates the Company or any Subsidiary to continue the services of the Independent Director Stockholder as a member of the Board or (ii) prohibits or restricts the stockholders of the Company from removing the Independent Director Stockholder at any time or for any reason whatsoever, with or without Cause, and the Independent Director Stockholder hereby acknowledges and agrees that neither the Company nor any other person has made any representations or promises whatsoever to the Independent Director Stockholder concerning the Independent Director Stockholder’s service as a member or continued service as a member of the Board.

17.                                 Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under Section 2(a) or Section 3 (other than clauses (c) or (d) thereof) hereof, such transferee shall be deemed the Independent Director Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2(a) or Section 3 hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.

18.                                 Amendment. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective unless such modification, amendment or waiver is approved in writing (i) by the Company, (ii) the Independent Director Stockholders representing a majority of the Company Stock held by all Independent Director Stockholders and (iii) the Investor LLC. The Company shall provide notice of any such modification amendment or waiver promptly after any approval thereof as provided in this Section 18. Notwithstanding anything in this Agreement to the contrary, in the event it is determined by the Company (in consultation with its auditors) that any provision in this Agreement results in any share of Common Stock or, to the extent applicable, other share-based award (or any portion hereof) being classified as a liability as contemplated by FASB Statement No. 123R, Share-Based Payment, including any amendments and interpretations thereto, then the Board (or designated members thereof) and the Independent Director Stockholder shall work together in good faith to modify such provision to avoid the share or award being classified as a liability and to maintain economic advantages of the applicable share of Common Stock or other share-based award to the Independent Director Stockholder that are similar to those provided under this Agreement as currently written.

19.                                 Closing. Except as otherwise provided herein, the closing of each purchase and sale of shares of Stock pursuant to this Agreement shall take place at the principal office of the Company on the tenth business day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell such Stock hereunder.

20.                                 Applicable Law; Jurisdiction; Arbitration; Legal Fees.

(a) The laws of the State of Delaware applicable to contracts executed and to be performed entirely in such state shall govern the interpretation, validity and performance of the terms of this Agreement.

(b) In the event of any controversy among the Parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the Parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules by a single independent arbitrator. Such arbitration process shall take place within 100 miles of the New York City metropolitan area. The decision of the arbitrator shall be final and binding upon all Parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

(c) Notwithstanding the foregoing, the Independent Director Stockholder acknowledges and agrees that the Company, its Subsidiaries, the Investors and any of their respective Rule 405 Affiliates shall be entitled to injunctive or other relief in order to enforce the confidentiality covenants as set forth in Section 24(a) of this Agreement.

(d) In the event of any arbitration or other disputes with regard to this Agreement or any other document or agreement referred to herein, each Party shall pay its own legal fees and expenses, unless otherwise determined by the arbitrator.

21.                                 Assignability of Certain Rights by the Company. The Company shall have the right to assign any or all of its rights or obligations to purchase shares of Stock pursuant to Sections 4,5 and 6 hereof.

22.                                 Miscellaneous.

(a) In this Agreement all references to “dollars” or “$” are to United States dollars and the masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates

(b) If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

23.                                 Notices. All notices and other communications provided for herein shall be in writing. Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery and (iii) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows:

(a) If to the Company, to it at the following address:

Capmark Financial Group Inc.

200 Witmer Road

Horsham, PA 19044

Attention: General Counsel

with copies to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Sean D. Rodgers, Esq.

Telecopy: (212) 455-2502

(b) If to the Independent Director Stockholder, to him at the address set forth below under his signature;

or at such other address as either party shall have specified by notice in writing to the other.

24.                                 Confidential Information.

(a)                                  In consideration of the Company entering into this Agreement with the Independent Director Stockholder, the Independent Director Stockholder hereby agrees effective as of the date of the Independent Director Stockholder’s commencement of service as a member of the Board, without the Company’s prior written consent, the Independent Director Stockholder shall not, directly or indirectly, at any time during or after the

Independent Director Stockholder’s service as a member of the Board, disclose any Confidential Information pertaining to the business of the Company or any of its subsidiaries, except when required to perform his or her duties to the Company or any of its subsidiaries, by law or judicial process.

(b) Notwithstanding clause (a) above, if at any time a court holds that the restrictions stated in such clause (a) are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area. Because the Independent Director Stockholder’s services are unique and because the Independent Director Stockholder has had access to Confidential Information, the parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement. In the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

(c)                                  In the event that the Independent Director Stockholder breaches any of the provisions of Section 24(a), in addition to all other remedies that may be available to the Company, to the extent applicable, such Independent Director Stockholder shall be required to pay to the Company any amounts actually paid to him or her by the Company in respect of any repurchase by the Company of Options or shares of Common Stock underlying the Options held by such Independent Director Stockholder in excess of any amounts paid by the Independent Director Stockholder for such shares of Common Stock (whether upon exercise of vested Options or otherwise).

25.                                 Counterparts; Master Signature Page. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. The Master Signature Page, when duly executed and delivered by the Independent Director Stockholder in accordance with the terms hereof and thereof, shall supplement and form a part of this Agreement, and references to this Agreement shall be construed accordingly. The due execution of the Master Signature Page by the Independent Director Stockholder shall be deemed to constitute the execution by the Independent Director Stockholder of this Agreement.

IN WITNESS WHEREOF, upon due execution and delivery by the Independent Director Stockholder and the Company of the Master Signature Page, the Independent Director Stockholder and the Company shall have executed this Agreement as of the date set forth above.